Exhibit 10.5

INARI MEDICAL, INC.

2011 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You (“Recipient”) have been granted Restricted Stock Units (“RSUs”) representing shares of the Common Stock of Inari Medical, Inc. (the “Company”) on the following terms:

Name of Recipient:	[Name]

Maximum Number of RSUs:	[Maximum Number of RSUs]

Date of Grant:	«DateGrant»

Vesting Commencement Date:	[Vesting Commencement Date]

Earned Number of RSUs:	Only earned RSUs will vest and be settled through the issuance of shares of Company Common Stock. The actual number of RSUs that are earned, following satisfaction of all applicable Vesting and other conditions as set forth below, will be determined based upon the “Value Metrics” attached as Appendix A to this Notice of Restricted Stock Award and in all events may not exceed the Maximum Number of RSUs set forth above.

Vesting:	You will receive a benefit with respect to a RSU only if it vests. Two vesting requirements must be satisfied on or before the Service Date specified above in order for a RSU to vest: (i) a requirement that you provide Continuous Service over the period of time set forth in “Service-Based Requirement” below and (ii) a requirement that the Company complete either an IPO or a Sale Event. Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Service Date (as defined in the next paragraph below).

Service-Based Requirement:	Provided that the Company has first undertaken an IPO, the Service-Based Requirement applicable to the RSUs will be satisfied if you remain in Continuous Service from the Grant Date through the fourth (4th) anniversary of the Vesting Commencement Date (such date is referred to herein as the “Regular Service

Date”); provided however that the Service-Based Requirement will be deemed to be satisfied prior to the fourth (4th) anniversary of the Vesting Commencement Date upon the following circumstances: (1) if, following an IPO, your Service is terminated without Cause by the Company or terminates as a result of your death, provided that in such case, the Earned Number of RSUs will be determined based upon the modified Value Metrics set forth on Appendix A; or (2) without regard to whether or not the Company has yet completed an IPO, if the Company completes a Sale Event on or prior to the fourth anniversary of the Vesting Commencement Date. The date on which the Service-Based Requirement is satisfied under clause (1) or (2) of the preceding sentence is referred to as the “Early Service Date,” which, together with the Regular Service Date, is referred to as the “Service Date.”

Settlement:	Settlement of RSUs refers to the issuance of Shares once the award is vested. If a RSU vests as a result of satisfaction of all applicable vesting requirements as described above, the Company will deliver the Earned Number of RSUs at the time of settlement specified in Section 4 of the Restricted Stock Unit Agreement.

By signing below or otherwise accepting this award in a manner acceptable to the Company, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of this Notice of Restricted Stock Unit Award, the 2011 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement. These latter two documents are attached to, and made a part of, this Notice of Restricted Stock Unit Award. Capitalized terms not otherwise defined herein or in the Restricted Stock Unit Agreement shall have the meaning set forth in the Plan. You hereby acknowledge that the vesting of the RSUs pursuant to this Notice of Restricted Stock Unit Award is conditioned on the satisfaction of the Service-Based Requirement and the occurrence, within the applicable time frame and before expiration of the RSUs, of an IPO or Sale Event. You shall have no right with respect to the RSUs to the extent an IPO or Sale Event does not occur on or before, or (except as otherwise stated above) to the extent your Continuous Service terminates prior to, the Service Date. Section 10 of the Restricted Stock Unit Agreement also includes important acknowledgements.

RECIPIENT:	INARI MEDICAL, INC.

By:

Email Address:	Title:

Address for Mailing Stock Certificate (only applicable if the Company has certificated shares):

APPENDIX A

VALUE METRICS

The actual Earned Number of RSUs that will be issued in settlement of your vested RSUs will be determined based upon the Value of a share of Common Stock on the Service Date, where Value is determined as described below.

If the Value is	Then the Earned Number of RSUs will be:
Less than $6.70	[Number of Shares]
$6.70	[Number of Shares]
$8.38	[Number of Shares]
$15.08	[Number of Shares]

Provided that:

•     In the event that any of the transactions or events specified in Section 13(a) of the Plan occur, proportionate adjustment of the Values specified in the chart above shall be made in order to prevent diminution or enlargement of the benefits intended to be conveyed by this award;

•    Straight-line interpolation shall be used in connection with share Values that fall between the Values specified in the chart above;

•    Any RSUs not deemed to be part of the Earned Number of RSUs as a result of the applicable percentage specified in the chart above being less than 100% shall expire as of the date on which the Earned Number of RSUs are settled, and you will receive no value or benefit with respect to such expired RSUs; and

•    Following an IPO and prior to the Regular Service Date, if there occurs an Early Service Date, the Value will be determined as of the Early Service Date (rather than on the Regular Service Date), the Earned Number of RSUs to which you will become entitled will be equal to 75% of the number calculated under the above chart, and the RSUs will be settled as specified in Section 4 of the Restricted Stock Unit Agreement.

“Value” for purposes of this Appendix A shall be determined as follows:

(a)

If the Service Date corresponds to the effective date of a Sale Event, the Value of a share of Common Stock shall be equal to the per-share value of Common Stock as determined pursuant to the definitive transaction agreement governing the Sale Event or, if no such agreement applies, then as determined in good faith by the Board based upon the value conveyed to the Company’s stockholders as a result of the transaction; and

(b)

Whether the Service Date corresponds to a Regular Service Date or to an Early Service Date not related to the date of a Sale Event (either of which dates must occur after an IPO), the Value shall be determined based upon the average closing price of the Company’s Common Stock on the primary U.S. national exchange (e.g., NASDAQ) on which it is traded for the three-month period ending on the day immediately preceding the applicable Service Date (or if such date is not a trading day, then the next earlier preceding trading day), as reported in such publication or quotation service as is deemed authoritative by the Board. For clarity, if the stock has not traded during the entire three-month period referred to in the preceding sentence, then the Board shall determine in good faith the appropriate methodology for calculating the average trading price based upon the period for which closing prices are available.

THE RSUS GRANTED PURSUANT TO THE NOTICE OF RESTRICTED STOCK UNIT AWARD AND THIS AGREEMENT AND THE SHARES ISSUABLE THEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

INARI MEDICAL, INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a) Grant. On the terms and conditions set forth in the Notice of Restricted Stock Unit Award and this Agreement, the Company grants to you on the Date of Grant the number of RSUs set forth in the Notice of Restricted Stock Unit Award. Each RSU represents the right to receive one Share on the terms and conditions set forth in this Agreement.

(b) Consideration. No payment is required for the RSUs that have been granted to you.

(c) Nature of Units; No Rights As a Stockholder. Your RSUs are mere bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue Shares on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled pursuant to Section 4.

(d) Stock Plan and Defined Terms. Your RSUs are granted pursuant to the Plan, a copy of which you acknowledge having received. The provisions of the Plan are incorporated into this Agreement by this reference. Certain capitalized terms are defined in Section 11 of this Agreement. Capitalized terms not otherwise defined herein or in the Notice of Restricted Stock Unit Award shall have the meanings set forth in the Plan.

SECTION 2. VESTING.

(a) Generally. The RSUs vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. You will receive a benefit with respect to a RSU only if the Service-Based Requirement is satisfied and the Company has completed either an IPO or a Sale Event on or before the Service Date. Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Service Date.

(b) Termination of Service. If your Service terminates for any reason, all RSUs as to which the Service-Based Requirement has not been satisfied as of your termination date shall automatically terminate and be cancelled. You will not satisfy the Service-Based Requirement for any additional RSUs after your Service has terminated for any reason.

(c) Expiration of RSUs. If an IPO or Sale Event does not occur on or before the applicable Service Date as set forth in the Notice of Restricted Stock Unit Award, all RSUs (regardless of whether or not, or the extent to which, the Service-Based Requirement had been satisfied as to such RSUs) shall automatically terminate and be cancelled upon such date. Similarly if your Continuous Service terminates prior to the occurrence of a Service Date, all RSUs shall automatically terminate and be cancelled upon the date of such termination (regardless of whether an IPO has occurred as of such date of termination). For clarity, all RSUs that remain unvested on the fourth anniversary of the Vesting Commencement Date shall terminate and expire. Upon a termination of one or more RSUs pursuant to this Section 2, you will have no further right with respect to such RSUs or the Shares subject to such RSUs.

(d) Part-Time Employment and Leaves of Absence. If you commence working on a part-time basis, then the Company may adjust the Service-Based Requirement set forth in the Notice of Restricted Stock Unit Award. If you go on a leave of absence, then, to the extent permitted by applicable law, the Company may adjust or suspend the Service-Based Requirement set forth in the Notice of Restricted Stock Unit Award. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while you are on a bona fide leave of absence approved by the Company in writing. Service shall be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends.

SECTION 3. RESTRICTIONS APPLICABLE TO RSUS.

Except as otherwise provided in or pursuant to this Agreement or the Plan, these RSUs and the rights and privileges conferred hereby shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you prior to the settlement of the RSUs. However, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement by delivering a written beneficiary designation to the Company’s headquarters (in the form attached hereto as Exhibit A or such other form or format as the Company may from time to time prescribe) before your death. If you deliver no such beneficiary designation or if your designated beneficiaries do not survive you, your estate will receive payments in respect of any vested RSUs.

SECTION 4. SETTLEMENT OF RSUS.

(a) Settlement Date. Upon a Service Date with respect to a particular RSU, the Company will deliver one Share for that RSU. Settlement shall occur on or following the Service Date, but not later than the Short Term Deferral End Date. Notwithstanding the above, if the Earned Number of RSUs would otherwise settle within the restricted period specified in Section 7(c) below, then settlement of such RSUs shall be delayed so that they will settle no later than the earlier to occur of (i) the 185th day following the IPO Date or (ii) the Short Term Deferral End Date.

(b) Form of Delivery. The form of any delivery of Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(c) Legality of Issuance. No Shares shall be issued to you upon settlement of these RSUs unless and until the Company has determined that (i) you and the Company have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and (iii) any other applicable provision of federal, State or foreign law has been satisfied. The Company shall have no liability to issue Shares in respect of the RSUs unless it is able to do so in compliance with applicable law.

SECTION 5. TAXES.

(a) Withholding Taxes. No consideration will be paid to you in respect of this award unless you have made arrangements satisfactory to the Company and/or the Parent or Subsidiary employing you (your “Employer”) for the payment of all applicable federal, State, local and foreign income and employment withholding taxes which arise in connection with the vesting and/or settlement of these RSUs (the “Withholding Taxes”). To the extent that you fail to make such arrangements with respect to these RSUs, then you will permanently forfeit such RSUs. At the discretion of the Company, these arrangements may include (i) withholding from other compensation or amounts that are owed to you by your Employer, (ii) payment in cash, (iii) if the Stock is publicly traded, payment from the proceeds of the sale of shares through a Company-approved broker, (iv) withholding a number of Shares that otherwise would be issued to you when the RSUs are settled, or (v) any other method permitted by the Company. If the Withholding Taxes are satisfied pursuant to clause (iv), you will be deemed to have been issued the full number of Shares subject to the RSUs and the Fair Market Value of the withheld Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Withholding Taxes and such amount will be remitted to appropriate tax authorities by the Company or your Employer. The Company will not withhold fractional shares pursuant to clause (iv), so if the Withholding Taxes are satisfied pursuant to clause (iv), you hereby authorize the Company or your Employer to withhold the amount of any remaining Withholding Taxes from your wages or other cash compensation. You acknowledge that the responsibility for all Withholding Taxes is yours and may exceed the amount actually withheld by the Company or your Employer.

(b) Section 409A. The settlement of these RSUs is intended to be exempt from the application of Code Section 409A pursuant to the “short-term deferral exemption” in Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exemption. To the extent that any provision of this Agreement is ambiguous as to its exemption from Code Section 409A, the provision shall be read in such a manner so that all payments hereunder are exempt from Code Section 409A. Notwithstanding the foregoing, if this award of RSUs is interpreted as not being exempt from Code Section 409A, it shall be interpreted to comply with the requirements of Code Section 409A so that this award is not subject to additional tax or interest under Code Section 409A. In this regard, to the extent necessary to comply with or qualify for an exemption from Code Section 409A, any reference to “termination of employment” or similar terms will mean your “separation from service” within the meaning of Code Section 409A(2)(A)(i) (a “Separation”). In addition, if this award is payable upon your Separation and you are a “specified employee” of the Company or any affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of your Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after your Separation, or (ii) your death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Code Section 409A. Each installment of your RSUs that vests is intended to constitute a separate payment for purposes of Code Section 409A.

SECTION 6. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by you and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Section 6(b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions no less favorable to you than those described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions less favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 6(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 6 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 6.

(d) Termination of Right of First Refusal. Any other provision of this Section 6 notwithstanding, in the event that the Stock is readily tradable on an established securities market when you desire to transfer Shares, the Company shall have no Right of First Refusal, and you shall have no obligation to comply with the procedures prescribed by Sections 6(a) and 6(b) above.

(e) Permitted Transfers. This Section 6 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of your Immediate Family or to a trust or other entity established by you solely for the benefit of you and/or one or more members of your Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If you transfer any Shares acquired under this Agreement, either under this Section 6(e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to you.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 6, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall be entitled to and assume all of the Company’s rights and obligations under this Section 6.

SECTION 7. RESTRICTIONS APPLICABLE TO SHARES.

(a) General Restrictions. Unless the Stock is readily tradeable on an established securities market, the transfer of any of the Shares acquired pursuant to this Agreement (or any interest therein) shall, at the Company’s request, be condition upon (i) effecting such transfer pursuant to a form of stock transfer agreement prescribed by the Company and (ii) payment of a transfer fee not to exceed $5,000.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration. You (or the beneficiary or your personal representative in the event of your death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 7(c). This Section 7(c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Investment Intent at Grant. You represent and agree that the Shares to be acquired upon settlement of these RSUs will be acquired for investment, and not with a view to the sale or distribution thereof.

(e) Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you shall represent and agree at the time of issuance that the Shares being acquired upon settlement of these RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including, at the time of settlement, such representations as required by Regulation S of the Securities Act (if the Company is relying on such exemption)1.

(f) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any Transferee to whom the Shares have been transferred in contravention of this Agreement.

(g) Legends. All certificates evidencing the Shares issued under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY (AND ANY INTEREST THEREIN) MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE ACQUIRED. SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. IN ADDITION, THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SUCH RESTRICTED STOCK UNIT AGREEMENT. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH RESTRICTED STOCK UNIT AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION

[1]	If the Company wishes to rely on Reg S, consider whether this should be expanded.

UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(h) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(i) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on you and all other persons.

SECTION 8. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 13(a) of the Plan, the terms of these RSUs (including, without limitation, the number and kind of shares subject to these RSUs) shall be adjusted as set forth therein. In the event that the Company is a party to a transaction described in Section 13(b) or (c), the terms of these RSUs shall be subject to the treatment provided for therein; provided, however, that any action taken must either preserve the exemption of your RSUs from Code Section 409A or comply with Code Section 409A. Any additional RSUs and any new, substituted or additional shares, cash or other property that become subject to this award as a result of any such transaction shall be subject to the same conditions and restrictions as applicable to the RSUs to which they relate.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon you the right to remain in Service in any capacity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your Service at any time and for any reason, with or without cause.

(b) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Section 9(c). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.

(c) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Entire Agreement. The Notice of Restricted Stock Unit Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g) Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 10. ACKNOWLEDGEMENTS.

In addition to the other terms, conditions and restrictions imposed on your RSUs and the Shares issuable upon settlement of your RSUs pursuant to this Agreement and the Plan, you expressly acknowledge being subject to Sections 6 (Right of First Refusal) and 7 (Restrictions Applicable to Shares, including without limitation the Market Stand-Off), as well as the following provisions:

(a) Tax Consequences. You acknowledge that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received hereunder, and you should consult a tax adviser regarding your tax obligations prior to such event. You acknowledge that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or acquisition or sale of Shares subject to this award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan. You further acknowledge that the Company (i) makes no representations or undertakings regarding the tax treatment of the award of RSUs, including, but not limited to the grant, vesting, or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such RSUs, and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant of the RSUs to reduce or eliminate your tax liability or achieve any particular tax result. You agree that the Company does not have a duty to design or administer the RSUs, the Plan or its other compensation programs in a manner that minimizes your tax liability. You shall not make any claim against the Company or its Board of Directors, officers, or employees related to tax matters arising from this award or your other compensation.

(b) Electronic Delivery of Documents. You acknowledge and agree that the Company may, in its sole discretion, deliver all documents relating the Company, the Plan or these RSUs and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company). You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

(c) Plan Discretionary. You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of the RSUs does not in any way create any contractual or other right to receive additional grants of RSUs (or benefits in lieu of RSUs) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when RSUs will be granted, the number of Shares offered, and the vesting schedule, will be at the sole discretion of the Company.

(d) Termination of Service. You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(e) Extraordinary Compensation. The value of your RSUs and the Shares issuable thereunder shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(f) Authorization to Disclose. You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(g) Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this Subsection (g). You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all RSUs or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (g) by contacting the Company in writing.

SECTION 11. DEFINITIONS.

(a) “Agreement” means this Restricted Stock Unit Agreement.

(b) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company” means Inari Medical, Inc., a Delaware corporation.

(e) “Date of Grant” means the date specified in the Notice of Restricted Stock Unit Award, which date shall be the later of (i) the date on which the Board of Directors resolved to grant these RSUs or (ii) your first date of Service.

(f) “Expiration Date” means the expiration date of the RSUs as set forth in the Notice of Restricted Stock Unit Award; provided that the Expiration Date may be automatically extended under the circumstances specified in the final sentence of Section 4(a).

(g) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(h) “IPO” means the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held, and “IPO Date” means the date on which the IPO occurs.

(i) “Plan” means the Company’s 2011 Equity Incentive Plan, as in effect on the Date of Grant.

(j) “Right of First Refusal” means the Company’s right of first refusal described in Section 6.

(k) “RSUs” means the Restricted Stock Units granted to you by the Company as set forth in the Notice of Restricted Stock Unit Award.

(l) “Sale Event” means the consummation of the following transactions in which holders of Shares receive cash and/or marketable securities tradable on an established national or foreign securities exchange: (i) a sale of all or substantially all of the assets of the Company determined on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50% of the outstanding voting power of such surviving or resulting entity; or (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or series of related transactions by a person or group of persons. For the avoidance of doubt, an initial public offering, any subsequent public offering, another capital raising event, and a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.” In addition, a transaction shall not constitute a Sale Event unless such transaction also qualifies as an event under Treasury Regulation Section 1.409A-3(i)(5)(v) (change in the ownership of a corporation), Treasury Regulation Section 1.409A-3(i)(5)(vi) (change in the effective control of a corporation), or Treasury Regulation Section 1.409A-3(i)(5)(vii) (change in the ownership of a substantial portion of a corporation’s assets).

(m) “Service” has the meaning set forth in the Plan, provided that in the event of any dispute over whether and when Service has terminated, the Board of Directors shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(n) “Service-Based Requirement” means the requirement to provide Service over the period of time set forth in the Notice of Restricted Stock Unit Award.

(o) “Short-Term Deferral End Date” means the date that is the later of (i) two and one-half months following the end of the calendar year in which the Service Date applicable to an RSU occurs or (ii) two and one-half months following the end of the Company’s fiscal year in which the Service Date applicable to an RSU occurs.

(p) “Transferee” means any person to whom you have directly or indirectly transferred any Shares acquired under this Agreement.

(q) “Transfer Notice” means the notice of a proposed transfer of Shares described in Section 6.

(r) “U.S. Person” means a person described in Rule 902(k) of Regulation S of the Securities Act (or any successor rule or provision), which generally defines a U.S. person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which of any trustee is a U.S. Person.

EXHIBIT A

INARI MEDICAL, INC. 2011 EQUITY INCENTIVE PLAN

BENEFICIARY DESIGNATION FOR STOCK UNITS

Name:

Employee Number:

If I die, any stock units that I hold under the Inari Medical, Inc. 2011 Equity Incentive Plan (the “Plan”) are to be transferred to those beneficiaries designated on page 2 who survive me, subject to the provisions of the Plan. The transfer is to be made as follows [check one box only]:

☐	Entirely to the spouse to whom I am currently married. [Please provide name and address on page 2.] If my spouse does not survive me, payment is to be made to [check one box only]:

☐	All of my children who survive me in equal shares. [Please provide names and addresses on page 2.]

☐	All of the persons named on page 2 who survive me in equal shares.

☐	To all of my children who survive me in equal shares. [Please provide names and addresses on page 2.]

☐	To all of my siblings who survive me in equal shares. [Please provide names and addresses on page 2.]

☐	Entirely to the first person named on page 2 who survives me.

☐	To all of the persons named on page 2 who survive me in equal shares.

☐	Other [please use a separate sheet if necessary]:

The term “children” means natural or legally adopted children but excludes stepchildren (if not adopted). The term “siblings” means brothers and sisters, whether natural or adoptive, but excludes stepbrothers and stepsisters.

The names and addresses of my beneficiaries are as follows [please use a separate sheet if necessary]:

1.	Name: Relationship:

Address:

                                                                                         Telephone: (      )

2.	Name: Relationship:

Address:

                                                                                         Telephone: (      )

3.	Name: Relationship:

Address:

                                                                                         Telephone: (      )

4.	Name: Relationship:

Address:

                                                                                         Telephone: (      )

5.	Name: Relationship:

Address:

                                                                                         Telephone: (      )

This beneficiary designation is to take effect on the date when it is received by the person responsible for administering the Plan at Inari Medical, Inc., and it supersedes any prior designations that I may have made under the Plan.

,
(Date)	(Signature)

Please file this form with Inari Medical, Inc.

Received by:

Date of receipt:                                      ,